UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2012, Mackinac Financial Corporation (the “Company”) and Steinhardt Capital Investors, LLLP (“SCI”) entered into a First Amended and Restated Securities Purchase Agreement (the “Amended Agreement”).  The Amended Agreement amends and restates that certain Securities Purchase Agreement dated as of March 27, 2012 (the “Original Agreement”) between the parties.  Pursuant to the Amended Agreement, SCI has agreed to purchase shares of the Company’s common stock (“Common Shares”) upon SCI’s receipt of approval from the Board of Governors of the Federal Reserve Board to hold up to 19.9% of the total number of the Company’s Common Shares then issued and outstanding (the “Federal Reserve Approval”).

If SCI receives the Federal Reserve Approval by September 30, 2012, then SCI has agreed to purchase such number of Common Shares that SCI can purchase without SCI owning more than 19.9% of the Common Shares then issued and outstanding at a per share price equal to $5.75 per share (the “SCI Investment”).  The SCI Investment would be consummated after completion of the rights offering previously announced on the Company’s Current Report on Form 8-K filed on March 28, 2012.

The proceeds from the sale of securities derived from the SCI Investment and the rights offering would be used for general operating purposes.

The Original Agreement contemplated a different structure for the SCI Investment.  If the Federal Reserve Approval had been acquired before the closing date, SCI would have purchased (a) 19.9% of the Company’s issued and outstanding Common Shares (the “Approval Shares”) and (b) a senior promissory note in a principal amount to be determined based upon the number of unsubscribed shares left after completion of the rights offering (the “Note”).  Alternatively, if Federal Reserve Approval had not been obtained as of the closing date, SCI would have purchased (x) 9.9% of the Company’s issued and outstanding Common Shares (the “Non-Approval Shares”), (y) a number of nonvoting preferred shares of the Company in an aggregate amount equal to the difference between the purchase price for the Approval Shares and the Non-Approval Shares, and (z) the Note.  The Amended Agreement eliminates the contemplated issuance of preferred shares and the Note. Instead, the Amended Agreement provides that, if Federal Reserve Approval is obtained by September 30, 2012, SCI will purchase such number of Common Shares that results in SCI holding approximately 19.9% of the Company’s then-issued and outstanding Common Shares.

The Amended Agreement includes customary closing conditions, including SCI’s receipt of Federal Reserve Approval.  The Amended Agreement also increases the Company’s commitment to reimburse SCI for certain expenses from a maximum of $75,000 to $125,000.  Other than as described herein, the Original Agreement is substantially unchanged by the Amended Agreement.

The foregoing summary of the Amended Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Agreement attached hereto as Exhibit 10.1, which are incorporated herein by reference.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this document.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	First Amended and Restated Securities Purchase Agreement, dated as of May 23, 2012, by and between Mackinac Financial Corporation and Steinhardt Capital Investors, LLLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

May 23, 2012	/s/ Ernie R. Krueger
(Date)	Ernie R. Krueger
Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	First Amended and Restated Securities Purchase Agreement, dated as of May 23, 2012, by and between Mackinac Financial Corporation and Steinhardt Capital Investors, LLLP.